Subsidiaries of Elevate Credit, Inc.

Entity Name	Jurisdiction of Incorporation/Organization
Elastic Financial, LLC	Delaware
Elastic@Work, LLC	Delaware
Elevate@Work Admin, LLC	Delaware
Elevate@Work, LLC	Delaware
Elevate Credit International Limited	United Kingdom
Elevate Credit Service, LLC	Delaware
Elevate Decision Sciences, LLC	Delaware
Financial Education, LLC	Delaware
RISE Financial, LLC (d/b/a RISE Credit)	Delaware
RISE Credit, LLC	Delaware
RISE Credit Service of Ohio, LLC (d/b/a RISE/RISE Credit)	Delaware
RISE Credit Service of Texas, LLC (d/b/a RISE/RISE Credit)	Delaware
RISE SPV, LLC (d/b/a RISE/RISE Credit)	Delaware
RISE Credit of Alabama, LLC (d/b/a RISE)	Delaware
RISE Credit of Arizona, LLC (d/b/a RISE Credit)	Delaware
RISE Credit of California, LLC (d/b/a RISE)	Delaware
RISE Credit of Colorado, LLC (d/b/a RISE)	Delaware
RISE Credit of Delaware, LLC (d/b/a RISE/RISE Credit)	Texas
RISE Credit of Georgia, LLC (d/b/a RISE)	Delaware
RISE Credit of Idaho, LLC	Delaware
RISE Credit of Illinois, LLC (d/b/a RISE Credit)	Delaware
RISE Credit of Kansas, LLC (d/b/a RISE)	Delaware
RISE Credit of Maryland, LLC (d/b/a RISE)	Delaware
RISE Credit of Mississippi, LLC (d/b/a RISE)	Delaware
RISE Credit of Missouri, LLC (d/b/a RISE/RISE Credit)	Delaware
RISE Credit of Nebraska, LLC	Delaware
RISE Credit of Nevada, LLC (d/b/a RISE)	Delaware
RISE Credit of New Mexico, LLC	Delaware
RISE Credit of North Dakota, LLC (d/b/a RISE Credit)	Delaware
RISE Credit of Oklahoma, LLC (d/b/a RISE Credit)	Delaware
RISE Credit of South Carolina, LLC (d/b/a RISE)	Delaware
RISE Credit of South Dakota, LLC (d/b/a RISE/RISE Credit)	Delaware
RISE Credit of Tennessee, LLC	Delaware
RISE Credit of Texas, LLC	Delaware
RISE Credit of Utah, LLC(d/b/a RISE Credit)	Delaware
RISE Credit of Vermont, LLC	Delaware
RISE Credit of Virginia, LLC	Delaware